Exhibit 10.3

AMENDMENT TO THE RESTRICTED STOCK UNIT AWARDS
UNDER THE FOSSIL GROUP, INC. 2008 LONG-TERM INCENTIVE PLAN

This AMENDMENT TO THE RESTRICTED STOCK UNIT AWARDS (this “Amendment”), dated as of _________, is made and entered into by Fossil Group, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fossil Group, Inc. 2008 Long-Term Incentive Plan (the “Plan”) and the Restricted Stock Unit Awards granted to _______________________ (the “Participant”) on ____________, 20___ (the “Award”).

WITNESSETH:

WHEREAS, Section 15 of the Award authorizes the amendment of the Awards by a writing executed by the Participant and the Company; and

WHEREAS, the Participant and the Company desire to amend the Awards to permit continued vesting of the Restricted Stock Units granted thereunder in accordance with the terms of that certain Executive Severance Agreement entered into by and between the Participant and the Company (the “Severance Agreement”) upon the Participant’s “Termination of Service” without “Cause” or for “Good Reason” (as each term is defined in the Severance Agreement).

NOW, THEREFORE, effective as of _____________ (the “Effective Date”) and pursuant to Section 15 of the Awards, in consideration of the mutual promises, conditions, and covenants contained herein and in the Award and the Severance Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree to amend the Awards as follows:

1.    Section 2 of the Awards is amended by deleting the second paragraph of said Section in its entirety and substituting in lieu thereof the following:

Notwithstanding the vesting conditions set forth in the Notice of Grant, in the event the Participant incurs a Termination of Service (as such term is defined in that certain Executive Severance Agreement by and between the Company and the Participant (the “Severance Agreement”)) without Cause (as defined in the Severance Agreement) or for Good Reason (as defined in the Severance Agreement) prior to a Change in Control, then the then-outstanding Restricted Stock Units shall vest pro-rata on the date such award would vest on its terms, in an amount equal to (1) the ratio derived by dividing the sum of eighteen (18) months plus the number of whole calendar months from the respective Date of Grant through the Termination Date, by the total number of months from the Date of Grant through the date such award would vest on its terms, provided the ratio is no greater than one, multiplied by (2) the number of performance based restricted stock unit awards that would have vested and shall be electronically converted into shares of Common Stock on the Vesting Date, subject to and based upon the achievement of the performance goals and vesting schedule set forth in the Notice of Grant, to the same extent such Restricted Stock Units would have otherwise vested had the Participant remained employed during such period, , provided, however, if such Termination of Service occurs in connection with or following a Change in Control, then (A) if the Termination of Service occurs within the first half of the applicable performance period, then full acceleration of vesting at Target (as defined in the Severance Agreement) performance, and (B) if the Termination of Service occurs within the second half of the applicable performance period, then accelerated vesting of the award, based on actual performance if measurable, or at Target performance if the performance is not measurable.
2.    Section 4 of the Awards is amended by replacing each instance of the term “Retirement Date” in Section 4 with the term “Termination of Service”.

3.    Except as expressly amended by this Amendment, the Award shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company and the Participant have executed, or caused to be executed, this Amendment to be effective as of the Effective Date.

FOSSIL GROUP, INC.

By:

Name:

Title:

PARTICIPANT

«Participant»